Exhibit 32.1

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Peraso Inc. (the “Company”) for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Ronald Glibbery, Chief Executive Officer of the Company, and James Sullivan, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ronald Glibbery
Ronald Glibbery
Chief Executive Officer (Principal Executive Officer)
August 13, 2026

/s/ James Sullivan
James Sullivan
Chief Financial Officer (Principal Financial and Accounting Officer)
August 13, 2026

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.